Exhibit 10.1

AMENDMENT XIV

TO OFFICE LEASE AGREEMENT BY AND BETWEEN

Spruce Tree Centre L.L.P.

and

Image Sensing Systems

This Lease Amendment XIV made and entered into this 17th day of June, 2020 by and between Spruce Tree Centre L.L.P. (Lessor), and Image Sensing Systems, Inc. (Tenant), hereby amends the Office Lease Agreement (Lease) dated November 24, 1998, Lease Amendment I dated October 9, 2021, Lease Amendment II dated May 24, 2002, Lease Amendment III dated April 22, 2004, Lease Amendment IV dated August 19, 2005, Lease Amendment V dated February 1, 2006, Lease Amendment VI dated July 21, 2006, Lease Amendment VII dated April, 2007, Lease Amendment VIII dated April, 2008, Lease Amendment IX dated October 7, 2008, Amendment X dated May 12, 2009, Amendment XI dated November, 2009, Amendment XII dated March 10, 2011, and Lease Amendment XIII, dated Feb. 18, 2014, between Lessor and Tenant for Premises at Spruce Tree Centre, 1600 University Avenue, St. Paul, Minnesota as follows:
Now therefore, it is agreed that:
1.	Paragraph (1) of the Lease is amended to provide for a contraction of the Leased Premises beginning August 1, 2020. The new Leased Premises shall be the full 4th floor, consisting of approximately 15,962 rentable square feet floor of the Building as indicated on the attached Exhibit A. In addition to the Leased Premises described above, Tenant shall have exclusive use and access to an exterior roof top deck on the west side of fourth floor described as follows: a 30 ft. by 25 ft. "patio" on the roof above 3rd floor as shown on the attached space plan.

2.	Paragraph (1) of the Lease is amended to provide that the term of the Lease shall run from August 1, 2020 until July 31, 2021.

3.	The Base Rental Rate as outlined in Paragraph 3a of the Lease is amended as follows:

Dates	Monthly Rent	Annual Rent
08/01/20 - 07/31/21	$16,627.00	$199,525.00

4.	Exhibit E of the Lease is amended to provide that the Base Rental Rate shall include 30 (Thirty) parking spaces and validated visitor parking of up to 50 hours per month in the attached Building parking ramp. Additional employee parking spaces are available at a rate of $50 per month plus sales tax.

5.	Exhibit E of the Lease is amended to provide that the Base Rental Rate shall continue to include the Tenant's right to maintain signage with its name and/or logo on the Building's south face. See Exhibit B for a photograph of the existing signage.

6.	At any time during the 12-month term of this Lease Amendment XIV, Lessor agrees to terminate this Lease Amendment XIV if Tenant Signs extension of five (5) years or more with a starting date that occurs during the term of this Lease Extension XIV. Lessor further agrees to provide a fit planning allowance of $0.15 per rentable square foot / $2,400 (Two Thousand Four Hundred Dollars) for architectural design fees, renderings, Tenant Plans or construction drawings in connection with a lease extension as outlined in this paragraph.

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7.	Paragraph (9) of the Lease is amended to provide that the Tenant shall have the right, without rental or other charge, to use a portion of the roof and/or parking ramp for Tenant's R&D equipment. In addition, Tenant shall have the right, at no charge, to install such equipment, conduits, fiber optic and other cables and material in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building. In the event Tenant does not extend its Lease, Tenant agrees to remove such aforementioned equipment that is installed on the roof, in the parking ramp and all wiring, conduits, fiber optic and other cables and material in the shafts, ducts, conduits, chases, utility closets, stair towers, common areas

8.	Image Sensing Systems and Spruce Tree Centre LLP each agree to be responsible for payment of their respective broker fees for this one (1) year lease extension.

9.	To the extent no specifically amended or modified herein, all terms and conditions of the original lease, addenda and amendments shall remain in full force and effect. However, for any clause in any manner modified, amended or contradicted, this Lease Amendment shall take precedence over the original documents.

SPRUCE TREE CENTRE LLP		IMAGE SENSING SYSTEMS INC

BY:	/s/ Michael A. Koch	BY:	/s/ Frank Hallowell

ITS:	Authorized Agent	ITS:	Chief Financial Officer

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Exhibit A

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Exhibit B

Signage